Exhibit 99

Finally, a Plan with

Truly Unlimited Calling.

Anyone in the U.S. Anytime. One flat rate.

Just SQO99 monthly access*.

On our new plans with unlimited calling, you get

Unlimited anytime minutes to anyone in the U.S., even when calling another network or landline

No domestic roaming or long distance charges

Mobile Web 2.0 [or HTML browsing)

Basic Plan Select Plan Unlimited Messaging to anyone on any network in the U.S.

Premium Plan

Unlimited Messaging to anyone on any network in the U.S.

V CAST VPark, VZ Navigator SM and Mobile Email

Single Line Calling Plans $9999 $11999 $13999

Family SharePlan $19998 $22998 $26998

Calling Plans first two lines

Family SharePlan $9999 $9999 $19999 $9999

Additional Lines – Up to 3

Data sent or received $199 / MB $199 / MB included